Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS STRONG SECOND QUARTER RESULTS

RAISES FISCAL 2026 REVENUE GUIDANCE TO A RECORD $3 BILLION

TEMPE, AZ, July 29, 2026 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the second quarter ended June 30, 2026.

Second quarter 2026 results:

•
Revenue of $756 million, up 18% year-over-year
•
Diluted GAAP earnings per share of $0.55
•
Diluted non-GAAP earnings per share of $0.75, up 36% year-over-year
•
Operating cash flow of $35 million with free cash flow of $22 million

"Our second quarter results reflect continued momentum across the business, highlighted by revenue and earnings above the high end of our prior guidance along with another record quarter of bookings,” said David Moezidis, Benchmark’s President and CEO.

Moezidis continued, “Strengthening demand across our end markets, growing customer engagement, and disciplined execution are contributing to broad‑based improvement throughout the portfolio. As a result, we are again raising our full year outlook and now expect revenue growth of approximately 13%, positioning Benchmark to achieve $3 billion in annual revenue for the first time in the company’s history.”

	Three Months Ended
Summary GAAP Items	June 30,	March 31,	June 30,
(in millions, except per share data)	2025	2026	2026
Revenue	$642	$677	$756
Gross Margin	10.1%	10.2%	10.4%
Operating Margin	3.2%	3.2%	4.0%
Diluted EPS	$0.03	$0.36	$0.55

	Three Months Ended
Summary Non-GAAP Items(1)	June 30,	March 31,	June 30,
(in millions, except per share data)	2025	2026	2026
Revenue	$642	$677	$756
Gross Margin	10.2%	10.3%	10.5%
Operating Margin	4.7%	4.8%	5.2%
Diluted EPS	$0.55	$0.58	$0.75

(1) A reconciliation of non-GAAP results to the most directly comparable GAAP measures and a discussion of why management believes these non-GAAP results are useful are included below.

Second Quarter Revenue by Sector

	Three Months Ended
	June 30,		March 31,		June 30,
(in millions)	2025		2026		2026
Semi-Cap	$190	30%	$191	28%	$223	29%
Industrial	142	22	133	20	161	21
A&D	126	20	120	18	111	15
Medical	110	17	128	19	134	18
AC&C	74	11	105	15	127	17
Total	$642	100%	$677	100%	$756	100%

Cash Conversion Cycle

	Three Months Ended
	June 30,	March 31,	June 30,
	2025	2026	2026
Days in accounts receivable	52	50	54
Days in contract asset	25	25	23
Days in inventory	83	75	72
Days in accounts payable	(55)	(67)	(73)
Days in advance payments from customers	(20)	(16)	(17)
Days in cash conversion cycle	85	67	59

Third Quarter 2026 Guidance

•
Revenue between $755 million and $795 million
•
Diluted GAAP earnings per share between $0.51 and $0.57
•
Diluted non-GAAP earnings per share between $0.76 and $0.82
•
Non-GAAP earnings per share guidance excludes stock-based compensation expense of approximately $8.4 million and other non-operating expenses of $3.5 million to $4.0 million, which includes restructuring, amortization of intangibles and other expenses

Second Quarter 2026 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company’s website at www.bench.com. A replay of the broadcast will also be available on the Company’s website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product lifecycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain, and delivering world-class manufacturing services in the following industries: advanced computing and communications, aerospace and defense, industrial, medical, and semiconductor capital equipment. Benchmark’s global operations include facilities in eight countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Benchmark Investor Relations at investor.relations@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, expressed or implied, concerning the Company’s outlook and guidance for third quarter and fiscal year 2026 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s expectations regarding enterprise AI opportunities, anticipated growth in bookings, and repurchases of shares of its common stock, the Company’s expectations regarding restructuring activity and charges, stock-based compensation expense, amortization of intangibles, award or extension of any tax incentives and capital expenditures, the Company’s intentions concerning the payment of dividends, the Company’s expectations regarding the impact of inflation, tariffs and trade policies, and the Company’s positions and strategies with respect to ongoing or threatened litigation and expected outcomes, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions, that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. Risks and uncertainties relating to the possibility of customer demand fluctuations, supply chain constraints, continuing inflationary pressures, the effects of foreign currency fluctuations and high interest rates, geopolitical uncertainties including continuing hostilities and tensions in the Middle East and elsewhere, trade restrictions and sanctions, tariffs and retaliatory countermeasures, the ability to utilize the Company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, or write-downs or write-offs of obsolete or unsold inventory, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of the Company’s operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses certain non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. These non-GAAP financial measures exclude restructuring charges, stock-based compensation expense, amortization of intangible assets acquired in business combinations, certain legal and other settlement losses (gains), customer insolvency losses (recoveries), asset impairments, other significant non-recurring costs and the related tax impacts, including discrete tax items, and other non-GAAP tax adjustments, of all of the above. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, a non-GAAP measure, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2026	2025	2026
Sales	$642,335	$755,980	$1,274,099	$1,433,260
Cost of sales	577,563	677,580	1,146,147	1,285,626
Gross profit	64,772	78,400	127,952	147,634
Selling, general and administrative expenses	40,569	46,132	79,369	88,541
Amortization of intangible assets	1,204	1,204	2,408	2,408
Restructuring charges and other costs	2,513	811	13,930	4,558
Income from operations	20,486	30,253	32,245	52,127
Interest expense	(6,348)	(3,751)	(11,643)	(7,400)
Interest income	3,135	1,990	5,867	3,890
Other (expense) income , net	(666)	223	(1,468)	(1,480)
Income before income taxes	16,607	28,715	25,001	47,137
Income tax expense	15,635	8,833	20,385	14,232
Net income	$972	$19,882	$4,616	$32,905
Earnings per share:
Basic	$0.03	$0.55	$0.13	$0.92
Diluted	$0.03	$0.55	$0.13	$0.91
Weighted-average number of shares outstanding:
Basic	35,991	35,898	36,021	35,833
Diluted	36,258	36,397	36,427	36,341

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	June 30,
	2025	2026
Assets
Current assets:
Cash and cash equivalents	$322,064	$314,836
Restricted cash	336	377
Accounts receivable, net	391,101	451,612
Contract assets	182,870	196,420
Inventories	482,544	544,261
Prepaid expenses and other current assets	69,226	77,471
Total current assets	1,448,141	1,584,977
Property, plant and equipment, net	223,784	232,856
Operating lease right-of-use assets	102,664	101,398
Goodwill and other long-term assets	297,126	295,140
Total assets	$2,071,715	$2,214,371

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt	$3,750	$3,750
Accounts payable	403,222	552,671
Advance payments from customers	115,545	124,320
Accrued liabilities	113,060	114,578
Total current liabilities	635,577	795,319
Long-term debt, net of current installments	206,826	177,234
Operating lease liabilities	98,689	96,329
Other long-term liabilities	30,820	29,206
Total liabilities	971,912	1,098,088
Shareholders’ equity	1,099,803	1,116,283
Total liabilities and shareholders’ equity	$2,071,715	$2,214,371

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2025	2026
Cash flows from operating activities:
Net income	$4,616	$32,905
Depreciation and amortization	23,785	23,885
Stock-based compensation expense	9,732	11,611
Accounts receivable	46,794	(61,891)
Contract assets	(7,523)	(13,550)
Inventories	26,087	(62,686)
Accounts payable	(3,727)	150,471
Advance payments from customers	(17,150)	8,775
Other changes in working capital and other, net	(53,934)	(7,817)
Net cash provided by operating activities	28,680	81,703

Cash flows from investing activities:
Additions to property, plant and equipment and software	(16,460)	(31,192)
Other investing activities, net	62	2,108
Net cash used in investing activities	(16,398)	(29,084)

Cash flows from financing activities:
Share repurchases	(15,995)	(5,799)
Net debt activity	(50,430)	(29,875)
Other financing activities, net	(18,990)	(20,478)
Net cash used in financing activities	(85,415)	(56,152)

Effect of exchange rate changes	9,753	(3,654)
Net decrease in cash and cash equivalents and restricted cash	(63,380)	(7,187)
Cash and cash equivalents and restricted cash at beginning of year	328,027	322,400
Cash and cash equivalents and restricted cash at end of period	$264,647	$315,213

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar 31,	June 30,	June 30,
	2025	2026	2026	2025	2026
Income from operations (GAAP)	$20,486	$21,874	$30,253	$32,245	$52,127
Restructuring charges and other costs	1,939	3,747	1,126	3,281	4,873
Stock-based compensation expense	5,335	5,401	6,210	9,732	11,611
Amortization of intangible assets	1,204	1,204	1,204	2,408	2,408
Legal and other settlement loss (recovery)	799	154	(107)	11,074	47
Other	311	—	261	311	261
Non-GAAP income from operations	$30,074	$32,380	$38,947	$59,051	$71,327
GAAP operating margin	3.2%	3.2%	4.0%	2.5%	3.6%
Non-GAAP operating margin	4.7%	4.8%	5.2%	4.6%	5.0%

Gross profit (GAAP)	$64,772	$69,234	$78,400	$127,952	$147,634
Stock-based compensation expense	514	559	636	945	1,195
Non-GAAP gross profit	$65,286	$69,793	$79,036	$128,897	$148,829
GAAP gross margin	10.1%	10.2%	10.4%	10.0%	10.3%
Non-GAAP gross margin	10.2%	10.3%	10.5%	10.1%	10.4%

Selling, general and administrative expenses	$40,569	$42,409	$46,132	$79,369	$88,541
Stock-based compensation expense	(4,821)	(4,842)	(5,574)	(8,787)	(10,416)
Legal and other settlement loss	(225)	(154)	(208)	(425)	(362)
Other	(311)	—	(261)	(311)	(261)
Non-GAAP selling, general and administrative expenses	$35,212	$37,413	$40,089	$69,846	$77,502

Net income (GAAP)	$972	$13,023	$19,882	$4,616	$32,905
Restructuring charges and other costs	1,939	3,747	1,126	3,281	4,873
Stock-based compensation expense	5,335	5,401	6,210	9,732	11,611
Amortization of intangible assets	1,204	1,204	1,204	2,408	2,408
Legal and other settlement loss (recovery)	799	154	(107)	11,074	47
Refinancing of Credit Facilities	224	—	—	224	—
Other	311	—	261	311	261
Income tax adjustments(1)	9,208	(2,525)	(1,135)	7,563	(3,660)
Non-GAAP net income	$19,992	$21,004	$27,441	$39,209	$48,445

Diluted earnings per share:
Diluted (GAAP)	$0.03	$0.36	$0.55	$0.13	$0.91
Diluted (Non-GAAP)	$0.55	$0.58	$0.75	$1.08	$1.33

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	36,258	36,276	36,397	36,427	36,341
Diluted (Non-GAAP)	36,258	36,276	36,397	36,427	36,341

Net cash provided by (used in) operations	$(2,823)	$47,028	$34,675	$28,680	$81,703
Additions to property, plant and equipment and software	(12,304)	(18,270)	(12,922)	(16,460)	(31,192)
Free cash flow (used)	$(15,127)	$28,758	$21,753	$12,220	$50,511

(1)
This amount represents the tax impact of the non-GAAP adjustments, including discrete tax items, using the applicable effective tax rates.